UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 17, 2006 (February 16, 2006)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events of Importance to Security Holders

In the course of its examination of Janus Capital Group Inc.’s (“Janus”) 2003 Federal income tax return, the Internal Revenue Service reviewed Janus’ December 2003 share exchange transaction with DST Systems, Inc. (“DST”) under Section 355 of the Internal Revenue Code, whereby Janus exchanged 32.3 million common shares of DST for 100% of Capital Group Partners, Inc. (the printing and fulfillment subsidiary of Janus doing business as Rapid Solutions Group).  With respect to this tax-free share exchange transaction, the Internal Revenue Service advised Janus on February 16, 2006, that it has decided to accept Janus’ nontaxable treatment as originally filed in its 2003 Federal income tax return.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: February 17, 2006	By:	/s/ David R. Martin
Executive Vice President and
Chief Financial Officer